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                                                                      Exhibit 23





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-29433, 333-20083, 333-47534, 333-105584,
333-118374, and 333-120545), Form S-4 (No. 333-104818) and Form S-8 (Nos.
333-65516, 333-44820, 333-38312, 333-37656, and 333-72117) of Old National
Bancorp of our report dated March 11, 2005 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
March 11, 2005